EXHIBIT 5.1

                                 April 18, 2005


National Investment Managers Inc.
830 Third Avenue
New York, New York 10022

Ladies and Gentlemen:

         We have acted as counsel to National Investment Managers Inc., a Florida corporation (the "Company"), in connection with the preparation of a Registration Statement on Form SB-2 (the "Registration Statement") relating to the registration of:

      (a) 13,106,232 shares of the Company's common stock, $.001 par value per share ("Common Stock"), owned by certain shareholders of the Company;

      (b) 13,048,193 shares of Common Stock issuable upon conversion of (i) a $3,000,000 secured convertible term note ("Term Note 1") delivered by the Company in connection with a private offering (the "Laurus Private Offering") to Laurus Master Fund, Ltd. ("Laurus") and (ii) a similar $7,000,000 secured convertible term note that may be delivered to Laurus within 270 days of March 9, 2005 ("Term Note 2" and, together with Term Note 1, the "Term Notes");

      (c) 643,700 shares of Common Stock issuable upon the exercise by Laurus of an option granted by the Company to Laurus in the Laurus Private Offering (the "Laurus Option");

      (d) 3,614,460 shares of Common Stock issuable upon the exercise by Laurus of warrants granted and to be granted by the Company to Laurus in the Laurus Private Offering (together, the Laurus Warrants");

      (e) 736,000 shares of Common Stock issuable upon the conversion by DCOFI Master LDC ("DCOFI") of a secured convertible promissory note delivered by the Company in connection with a loan (the DCOFI Note"), plus an additional 500,000 shares of Common Stock ("DCOFI Default Shares") issuable to DCOFI if certain obligations under the DCOFI Note are not met;

      (f) 3,820,000 shares of Common Stock issuable upon the conversion of the Company's Series A Convertible Preferred Stock issued by the Company in a private placement (the "Preferred Stock"); and

      (g) 1,910,000 shares of Common Stock issuable upon the exercise of warrants issued in a private placement (the "Warrants").


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      This  opinion  is being  rendered  in  connection  with the  filing by the
Company of the Registration Statement.

      For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Articles of Incorporation and By-Laws of the Company, as amended and as in effect on the date hereof; (iii) the form of Term Note; (iv) the Laurus Warrant and the agreements relating thereto; (v) the Laurus Option and the agreements relating thereto; (vi) the DCOFI Note; (vii) the Warrants; and (viii) the resolutions adopted by the Board of Directors of the Company relating to each of the foregoing; and (ix) such other documents, certificates or other records as we have deemed necessary or appropriate. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to as copies or facsimiles. As to any facts material to this opinion, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.

      Based upon the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that:

      (1) The shares of Common Stock included in the Registration Statement which are presently issued and outstanding were duly authorized, validly issued, and are fully paid and non-assessable.

      (2) The shares of Common Stock included in the Registration Statement to be issued upon the conversion of the Term Notes will be duly authorized and validly issued, and fully paid and non-assessable when each such Term Note is duly converted in accordance with the terms thereof.

      (3) The shares of Common Stock included in the Registration Statement to be issued upon the exercise of the Laurus Warrants will be duly authorized and validly issued, and fully paid and non-assessable when such Laurus Warrants are duly exercised and the exercise price is paid for the shares of Common Stock underlying such Laurus Warrants in accordance with their terms.

      (4) The shares of Common Stock included in the Registration Statement to be issued upon the exercise of the Laurus Option will be duly authorized and validly issued, and fully paid and non-assessable when such Option is duly exercised and the exercise price is paid for the shares of Common Stock underlying such Option in accordance with its terms.

      (5) The shares of Common Stock included in the Registration Statement to be issued upon the conversion of the DCOFI Note and upon non-payment of the DCOFI Note will be duly authorized and validly issued, and fully paid and non-assessable when the DCOFI Note is duly converted in accordance with the terms thereof and/or when the DCOFI Default Shares are issued, as the case may be.


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      (6) The shares of Common Stock included in the  Registration  Statement to be issued upon the conversion of the Preferred Stock will be duly authorized and validly issued, and fully paid and non-assessable when the Preferred Stock is duly converted in accordance with the terms thereof.

      (7) The shares of Common Stock included in the Registration Statement to be issued upon the exercise of the Warrants will be duly authorized and validly issued, and fully paid and non-assessable when such Warrants are duly exercised and the exercise price is paid for the shares of Common Stock underlying such Warrants in accordance with their terms.

      We hereby consent to the reference to this firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of person whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

      We are admitted to the Bar in the State of New York, but not admitted to practice in the State of Florida. However, we are generally familiar with the Business Corporation Act of the State of Florida (the "BCA") and have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Florida corporation. This opinion letter is limited, as set forth above, to the BCA, as such laws presently exist and to the facts as they presently exist, and we express no opinion as to the applicability or effect of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter with respect to any change in law by legislative action, judicial decision or otherwise after the date hereof.

                                Very truly yours,

                                /s/ Cohen Tauber Spievack & Wagner LLP
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                                Cohen Tauber Spievack & Wagner LLP